SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443
(Address of principal executive offices)	(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On January 18, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Sanderson Farms, Inc. (the “Registrant”) took the following actions:

(1) The Committee adopted a Bonus Award Program for the Registrant’s salaried employees and management trainees effective November 1, 2016. If the Registrant meets net income per share and minimum return on average stockholders’ equity goals for the fiscal year ended October 31, 2017, the program provides for the award of bonuses to eligible participants equal to a percentage of their base salary. For the Named Executive Officers and certain other key members of management, the total potential award has two components: a percentage based on the Registrant’s earnings per share, and a percentage based on the Registrant’s operational performance.

The foregoing description of the Bonus Award Program does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Award Program, which is filed herewith as Exhibit 10 and is incorporated herein by reference.

(2) The Committee ratified the payment of certain miscellaneous items of compensation during fiscal 2016 to the Registrant’s Named Executive Officers, as follows:

Type	Joe F. Sanderson, Jr., Chairman & CEO	Lampkin Butts, President & COO	D. Michael Cockrell, Treasurer & CFO	Tim Rigney, Secretary
Personal Use of Company and Charter Aircraft	$82,219	$16,133	$18,491	$—
Other Travel Related Expenses	791	5,270	852	—
401(k) Plan Matching Contribution	10,600	10,600	10,600	10,339
ESOP Contribution	12,019	12,019	12,019	11,724
Life Insurance	183	272	272	272
Matching Charitable Contributions	10,000	5,000	2,730	—
Dividends Paid on Restricted Stock	161,975	62,225	50,350	7,045
Accidental Death	12	18	18	18
Health Plan Benefit	7,683	7,683	7,683	7,683

Total	$285,482	$119,220	$103,015	$37,081

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed with this Current Report:

Exhibit No.	Description
10	Sanderson Farms, Inc., Bonus Award Program Effective November 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: January 24, 2017	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10	Sanderson Farms, Inc., Bonus Award Program Effective November 1, 2016